UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 27, 2010
___________

CrowdGather, Inc.
(Exact name of registrant as specified in Charter)

Nevada	000-52143	20-2706319
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20300 Ventura Blvd. Suite 330, Woodland Hills, California 91364
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (818) 435-2472

______________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Share Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Share Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Share Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

Debt Conversion.

On February 27, 2010, CrowdGather, Inc., a Nevada corporation, (the “Registrant” or “we”), issued 1,004,875 shares of our common stock to one foreign institutional investor who elected to convert an 18-month Secured Convertible Debenture (“Debenture”) that was issued in May 2009.  The investor converted the Debenture in the principal amount of $1,300,000 together with accrued interest of $80,066 for a total of $1,380,066, into 1,004,875 shares of our common stock, or approximately $1.37 per share.

On the same date, we also issued 903,038 shares to a second foreign institutional investor who elected to convert two Debentures that were issued in May 2009.  The investor converted one Debenture in the principal amount of $532,500 together with accrued interest of $32,796 for a total of $565,296, into 484,250 shares of our common stock, or approximately $1.17 per share.  The investor also converted a second Debenture in the principal amount of $541,783 together with accrued interest of $33,368, for a total of $575,151, into 418,788 shares of our common stock, or approximately $1.37 per share.

These issuances were pursuant to the terms of the Debentures described in our Report on Form 8-K filed on May 26, 2009, to report the close of a private offering of these Debentures with these two foreign institutional purchasers.  The disclosures in that report are incorporated herein by reference and the forms of the Debentures were filed as exhibits to that report.

The Debentures bore interest at a rate of 8 % per annum, which was due and payable upon conversion or upon maturity in November 2010.  The majority of the Debentures were convertible into common stock, at the holder’s option, at an initial conversion price of the greater of $0.50 or a 20% discount to the volume weighted average share price (VWAP) for the 10 days prior to the date of conversion.  The remaining Debentures ($532,500 of initial principal value) that were exchanged by the holders of existing short-term promissory notes were convertible into common stock, at the holder’s option, at an initial conversion price of the greater of $0.50 or a 32% discount to the VWAP for the 10 days prior to the date of conversion.

Neither the Debentures sold to the institutional investors, nor the shares of common stock issued upon conversion of the Debentures were registered under the Securities Act of 1933, as amended ("Securities Act"), and were sold pursuant to exemptions from the registration requirements of the Securities Act, as provided by Regulation S. Accordingly, those securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.

Warrant Exercise.

On February 27, 2010, we issued 285,715 shares to the one foreign institutional investor in exchange for the exercise of warrants at $0.70 per share, or approximately $200,000.  On the same date, we also issued 671,426 shares to the second foreign institutional investor in exchange for the exercise of warrants at $0.70 per share, or approximately $470,000.

These warrants were granted in connection with the Debentures transaction described above and reported on our Form 8-K filed on May 26, 2009. The disclosures in that report are incorporated herein by reference and the instruments were filed as exhibits to that report.

Neither the warrants granted to the institutional investors, nor the shares of common stock issued upon exercise of the warrants were registered under the Securities Act, and were sold pursuant to an exemption from the registration requirements of the Securities Act, as provided by Regulation S. Accordingly, these securities and warrants may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.

Item 5.01 Changes in Control of Registrant.

An aggregate of 2,865,054 shares of our common stock were issued as a result of the conversion of the Debentures and the exercise of the warrants as set forth above, representing approximately 7.33% shares of our currently outstanding shares of common stock, which is 39,059,873 shares, after the cancellation of 5,000,000 shares, as described below.

In connection with the issuances of the Debentures and in order to mitigate the impact of dilution to our stockholders, Sanjay Sabnani, our Chairman and CEO, agreed to surrender 5,000,000 shares of common stock to our treasury for cancellation if and when at least $2 million of Debentures was converted into shares of common stock.  As a result of more than $2 million of the Debentures being converted, as described above, 5,000,000 shares of common stock held by Mr. Sabnani were cancelled, effective February 27, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of our shares of common stock beneficially owned as of February 27, 2010 and after giving effect to the transactions described herein by:

•	each person or group known by us to beneficially own more than 5% of our outstanding common stock;
•	each director and nominee for director;
•	each executive officer named in the Summary Compensation Table under the heading “Executive Compensation” below; and
•	all of our current directors and nominees and executive officers of the company as a group.

The number of shares beneficially owned by each 5% holder, director or executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of February 27, 2010 through the exercise of any stock option or other right. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after February 27, 2010 are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of February 27, 2010, and after giving effect to the issuances described above, there were 39,059,873 shares of common stock issued and outstanding.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (3)
Common Stock	Sanjay Sabnani 19069 Braemore Road Northridge, California 91326	17,285,550 shares (1) CEO, President, Secretary and director	44.25%
Common Stock	Typhoon Capital Consultants, LLC (2) 19069 Braemore Road Northridge, California 91326	16,210,550 shares	41.50%
Common Stock	Vinay Holdings (4) P.O. Box 983 Victoria, Mahe, Republic of Seychelles	2,664,450 shares, 5% Owner	6.82%
Common Stock	Gaurav Singh c/o 20300 Ventura Blvd. Suite 330 Woodland Hills, California 91364	384,375 shares (5), CFO	*
Common Stock	Jonathan R. Dariyanani c/o 20300 Ventura Blvd. Suite 330 Woodland Hills, California 91364	140,000 shares, Director	*
Common Stock	James A. Sacks c/o 20300 Ventura Blvd. Suite 330 Woodland Hills, California 91364	175,000 shares, Director	*
Common Stock	Chuck Timpe c/o 20300 Ventura Blvd. Suite 330 Woodland Hills, California 91364	110,938 shares (6) Director	*
Common Stock	All directors and named executive officers as a group	18,089,925 shares(1)(5)(6)	46.31%
* Denotes less than 1%.
(1) Includes 16,210,550 shares, which are held by Typhoon Capital Consultants, LLC, of which Sanjay Sabnani is the beneficial owner, 175,000 shares of common stock underlying options granted to Mr. Sabnani and 900,000 shares held by Sabnani Children Income Trust, of which Sanjay Sabnani may be deemed to have beneficial ownership due to his spouse's role as sole trustee for this trust. Mr. Sabnani disclaims beneficial ownership of those 900,000 shares, except as to his pecuniary interest therein. Does not include 225,000 shares issuable upon the exercise of options which have been granted but will not vest within 60 days of February 27, 2010.
(2) Sanjay Sabnani holds voting and dispositive power over the shares of Typhoon Capital Consultants, LLC.
(3) Based on 39,002,775 common shares issued and outstanding as of February 27, 2010 and after giving effect to the transactions described herein.
(4) Parshotam Shambhunath Vaswani holds voting and dispositive power over the shares of Vinay Holdings, Ltd.
(5) Includes 200,000 shares of common stock held of record by Gaurav Singh and 184,375 shares of common stock underlying options granted to Mr. Singh. Does not include 245,625 shares issuable upon the exercise of options which have been granted but will not vest within 60 days of February 27, 2010.
(6) Consists of 110,938 shares of common stock underlying options granted to Chuck Timpe. Does not include 264,062 shares issuable upon the exercise of options which have been granted but will not vest within 60 days of February 27, 2010.

Item 7.01 Regulation FD Disclosure.

On March 3, 2010, CrowdGather, Inc. intends to issue a press release to report the debt conversions, the warrant exercises and the cancellation, as discussed above.

A copy of the release is attached as Exhibit 99.1. This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description of Document
10.1	Form of Subscription Agreement (cash proceeds), dated May 21, 2009, between the Company and a foreign institutional purchaser.*
10.2	Form of Subscription Agreement (conversion of short-term promissory obligations), dated May 21, 2009, between the Company and a foreign institutional purchaser.*
10.3	Form of Debenture (cash proceeds), dated May 21, 2009, by the Company in favor of a foreign institutional purchaser.*
10.4	Form of Debenture (conversion of short-term promissory obligations – standard), dated May 21, 2009, by the Company in favor of a foreign institutional purchaser.*
10.5	Form of Debenture (conversion of short-term promissory obligations – enhanced), dated May 21, 2009, by the Company in favor of a foreign institutional purchaser.*
10.6 99.1	Common Stock Purchase Warrant, dated May 21, 2009, of the Company in favor of a foreign institutional purchaser.* Press release dated March 3, 2010.
*	Filed as an exhibit to our Current Report on Form 8-K as filed on May 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CROWDGATHER, INC.

By:	/s/ Sanjay Sabnani
Sanjay Sabnani
Chief Executive Officer

Date: March 2, 2010